As filed with the Securities and Exchange Commission on July 29, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TherapeuticsMD, Inc.

(Exact name of registrant as specified in its charter)

Nevada	87-0233535
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6800 Broken Sound Parkway NW, Third Floor

Boca Raton, Florida 33487

(561) 961-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert G. Finizio

Chief Executive Officer

TherapeuticsMD, Inc.

6800 Broken Sound Parkway NW, Third Floor

Boca Raton, Florida 33487

(561) 961-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel A. Cartwright Chief Financial Officer TherapeuticsMD, Inc. 6800 Broken Sound Parkway NW, Third Floor Boca Raton, FL 33487 (561) 961-1900	Gary Epstein, Esq. Greenberg Traurig, P.A. 333 Avenue of the Americas, Suite 4400 Miami, FL 33131 (305) 579-0500	Patrick O’Brien, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-186189)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum offering price (1)(2)(3)	Amount of registration fee
Common Stock, par value $0.001 per share	$7,735,440.22	$996.33

(1)	Includes the aggregate offering price of shares that the underwriters have the option to purchase. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-3 (File No. 333-186189).
(2)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-3 (File No. 333-186189), is hereby registered.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-3 (Registration No. 333-186189), which was declared effective by the Commission on February 5, 2013, and is being filed solely for the purpose of registering an increase in the maximum aggregate offering price of $7,735,440.22. The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boca Raton, State of Florida, on the 29th day of July, 2014.

THERAPEUTICSMD, INC.

By:	/s/ Robert G. Finizio
Robert G. Finizio
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Robert G. Finizio	Chief Executive Officer, Director (Principal Executive and Accounting Officer)	July 29, 2014
Robert G. Finizio

*	President, Secretary, Director	July 29, 2014
John C.K. Milligan, IV

/s/ Daniel A. Cartwright	Chief Financial Officer, Treasurer (Principal Financial Officer)	July 29, 2014
Daniel A. Cartwright

*	Chairman	July 29, 2014
Tommy G. Thompson

*	Director	July 29, 2014
Brian Bernick

Director
Randall Stanicky

*	Director	July 29, 2014
Cooper C. Collins

*	Director	July 29, 2014
Robert V. LaPenta, Jr.

Director
Jules A. Musing

*	Director	July 29, 2014
Nicholas Segal

*By:	/s/ Robert G. Finizio
Robert G. Finizio
Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Greenberg Traurig, LLP.

23.1	Consent of Rosenberg Rich Baker Berman & Company.

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

24.1	Power of Attorney of Directors and Executive Officers (incorporated by reference to the signature page of Form S-3 Registration Statement (Registration No. 333-186189) filed by TherapeuticsMD, Inc. on January 25, 2013).

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